AGL Resources Inc.
Distribution Operations
Consolidating Income Statements
Calendar 2002 vs. Calendar 2001
In millions

	Atlanta Gas Light Company		Virginia Natural Gas, Inc.		Chattanooga Gas Company		Distribution Operations
	2002	2001	2002	2001	2002	2001	2002	2001

Operating revenues	$530.6	$461.2	$238.2	$273.3	$75.3	$88.6	$844.1	$823.1
Cost of sales	89.1	15.1	133.3	169.5	45.0	58.9	267.4	243.5
Operating margin	441.5	446.1	104.9	103.8	30.3	29.7	576.7	579.6
Operating expenses
Operation and maintenance	201.5	205.6	42.5	47.0	11.3	11.6	255.3	264.2
Depreciation and amortization	62.7	66.9	14.4	16.1	4.9	5.1	82.0	88.1
Taxes other than income	16.7	15.2	5.5	5.5	3.0	3.1	25.2	23.8
Total operating expenses	280.9	287.7	62.4	68.6	19.2	19.8	362.5	376.1
Operating income	160.6	158.4	42.5	35.2	11.1	9.9	214.2	203.5
Other income (loss)	9.9	8.7	(0.1)	-	0.4	0.9	10.2	9.6
EBIT	170.5	167.1	42.4	35.2	11.5	10.8	224.4	213.1

AGL Resources Inc.
Distribution Operations
Consolidating Balance Sheets
December 31, 2002 vs. December 31, 2001
In millions

	Atlanta Gas Light Company		Virginia Natural Gas, Inc.		Chattanooga Gas Company		Distribution Operations
	12/31/2002	12/31/2001	12/31/2002	12/31/2001	12/31/2002	12/31/2001	12/31/2002	12/31/2001
ASSETS
Current assets	$ 92.9	$ 121.3	$ 81.8	$ 69.8	$ 44.2	$ 37.5	$ 218.9	$ 228.6
Property, plant and equipment	1,589.0	1,546.4	372.3	370.6	98.0	96.9	2,059.3	2,013.9
Deferred Debits and Other Assets	687.7	773.9	183.4	181.2	0.5	1.3	871.6	956.4
Total Assets	$ 2,369.6	$ 2,441.6	$ 637.5	$ 621.6	$ 142.7	$ 135.7	$ 3,149.8	$ 3,198.9

AGL Resources Inc.
Distribution Operations
Consolidating Balance Sheets
December 31, 2002 vs. December 31, 2001
In millions

	Atlanta Gas Light Company		Virginia Natural Gas, Inc.		Chattanooga Gas Company		Distribution Operations
	12/31/2002	12/31/2001	12/31/2002	12/31/2001	12/31/2002	12/31/2001	12/31/2002	12/31/2001
LIABILITIES AND CAPITALIZATION
Current Liabilities
Current liabilities	$ 275.8	$ 234.6	$ 45.0	$ 53.8	$ 22.8	$ 20.7	$ 343.6	$ 309.1
Accumulated deferred income tax	308.6	251.9	16.2	2.0	13.4	10.1	338.2	264.0
Long-term liabilities	545.5	711.7	15.1	13.1	0.2	1.5	560.8	726.3
Deferred credits	38.3	43.3	1.3	0.7	(2.0)	(2.1)	37.6	41.9
Capitalization	1,201.4	1,200.1	559.9	552.0	108.3	105.5	1,869.6	1,857.6
Total liabilities and capitalization	$ 2,369.6	$ 2,441.6	$ 637.5	$ 621.6	$ 142.7	$ 135.7	$ 3,149.8	$ 3,198.9